                                                                    Exhibit 10.1

                              AGREEMENT AND RELEASE

            Agreement and Release ("Agreement") executed this 31st day of
January, 2007, by and between David Conway ("Employee") who resides at 22 North
Drive, Plandome, New York 11030, and Water Chef, Inc. located at 1007 Glen Cove
Avenue, Glen Head, NY 11545 ("the Company").

            WHEREAS, Employee and Water Chef, Inc. entered into an Employment
Agreement dated January 1, 2004 ("Employment Agreement"), which Employment
Agreement is attached hereto as Exhibit "A;"

            NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings described below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

            1. Employee's employment with the Company shall continue in such capacity, and for such duration, as management shall deem appropriate, and employee, as of January 29, 2007, shall resign from his duties and responsibilities of the office of Chief Executive Officer and Chairman of the
Board, and shall forfeit those titles as of this date.

            2. (a) The Company shall accept Employee's resignation as Chief
Executive Officer and Chairman of the Board of Directors effective January 29,
2007, provided Employee submits to the Company a letter of resignation in the form attached hereto as Exhibit B.

               (b) The Company shall accept Employee's resignation as a Director of Water Chef, Inc. as of January 29, 2007. As of that date his duties, authority and responsibilities as a Director shall cease.

               (c) Contemporaneously with the execution of this Agreement,
Employee waives any right, title or interest in and to the twenty million
(20,000,000) shares of common stock that he currently owns in Water Chef, Inc.
and returns to Leslie Kessler the original certificate(s), endorsed in blank with a medallion guaranteed signature.

               (d) Employee waives any right, title and interest to any accrued payroll, notes payable, stock appreciation rights previously granted to the
Employee and/or compensation in the form of severance payments pursuant to
Section 4 of the Employment Agreement.

            3. Employee agrees and acknowledges that the benefits provided for in paragraphs "2(a)," "2(b)" and "5(c)" herein exceed any benefits to which he would otherwise be entitled under any policy, plan, and/or procedure of the
Company or any agreement with the Company. Employee acknowledges that he has been fully compensated for work performed up to and including January 29, 2007, and that his compensation for such new duties as will be assumed after January
30, 2007 shall be determined by management.

            4. Employee shall have up to twenty-one (21) days from the date of his receipt of this Agreement to consider the terms and conditions of the
Agreement. Employee may accept this Agreement by executing it at any time within twenty-one (21) days, before a notary and returning it to Leslie Kessler,
President, Water Chef, Inc., 1007 Glen Cove Avenue, Glen Head, NY 11545 , no
later than 5:00 p.m. on the twenty-first (21st) day after Employee's receipt of this Agreement ("Agreement and Release Return Date"). The effective date of this
Agreement shall be the day following Employee's signing of this Agreement (the
"Release Effective Date"). In the event Employee does not accept this Agreement as set forth above, this Agreement, including but not limited to the obligation of the Company and its subsidiaries and affiliates to provide the benefits referred to in paragraphs "2(a)," "2(b)" and "5(c)" herein, shall automatically be deemed null and void.

            5. (a) In consideration of the benefits referred to in paragraphs
"2(a)," "2(b)" and "5(c)" herein Employee for himself and for his heirs, executors, and assigns (hereinafter collectively referred to as the
"Releasors"), forever releases and discharges the Company and any and all of their parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns, and any and all of its or their employee benefit and/or pension plans or funds, and any of its or their past or present officers, directors, stockholders, agents, trustees, administrators, employees or assigns (whether acting as agents for such entities or in their individual capacities), (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, federal, state, local or otherwise), whether known or unknown, which Releasors ever had, now have or may have against
Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of the world up to and including the Release Effective Date.

               (b) Without limiting the generality of the foregoing subparagraph
"(a)", this Agreement is intended to and shall release the Releasees from any and all claims arising out of Employee's employment with Releasees and/or the termination of Employee's employment, including but not limited to any claim(s)
under or arising out of (i) Title VII of the Civil Rights Act of 1964, as
amended; (ii) the Americans with Disabilities Act, as amended; (iii) the
Employee Retirement Income Security Act of 1974, as amended ("ERISA") (excluding claims for accrued, vested benefits under any employee benefit plan of the
Company in accordance with the terms of such plan and applicable law); (iv) )
the Age Discrimination in Employment Act, as amended, or the Older Workers
Benefit Protection Act; (v) the New York State Human Rights Laws; (vi) alleged discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (vii) the terms and conditions of
Employee's employment with the Company, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding that termination; and (viii) any law (statutory or decisional) providing for attorneys' fees, costs, disbursements and/or the like.

               (c) In consideration of the covenants contained herein, the
Company, for itself, its parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns (hereinafter collectively referred to as the "Company Releasors") forever releases and discharges the Employee, his heirs, executors and assigns (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, federal, state, local or otherwise), whether known or unknown, which the Company Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of the world up to and including the Release Effective Date. The releases set forth in this Agreement are not intended to and do not release the Employee from any of his obligations under this Agreement and do not release the Employee from any claims, demands or causes of action for indemnity and/or contribution by the Company against the
Employee arising out of claims against the Company by third parties that arise from the gross negligence or willful misconduct of the Employee during his employment with the Company.

            6. (a) Employee agrees that he has not and will not engage in any conduct that is injurious to the Company's or Releasees' reputation or interest, including but not limited to (i) divulging, communicating, or in any way making use of any confidential or proprietary information acquired in the performance of his duties at the Company; and (ii) publicly disparaging (or inducing or encouraging others to publicly disparage) the Company or Releasees.

               (b) Employee agrees to return to the Company any and all
originals and copies of documents, materials, records or other items in his possession or control belonging to the Company or containing proprietary information relating to the Company.

               (c) Employee further agrees that he will maintain the
confidentiality of all client and Company confidential information until such information is made public through no actions of Employee.

               (d) Employee acknowledges that Sections 2.04, 2.05, 2.06 and 2.07 of the Employment Agreement dated January 1, 2004, are incorporated herein by reference. Employee further agrees and acknowledges that he continues to be bound by these terms.

            7. (a) Employee will cooperate with the Company and/or its subsidiaries and affiliates and its/their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge.

               (b) Employee agrees that, in the event he is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Employee's employment with the Company, he will give prompt notice of such request to Leslie Kessler, President, or her successor, and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

            8. The terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by Employee to any person or entity without the prior written consent of Leslie Kessler, or her successor, except if required by law and to Employee's accountants, attorneys or spouse, provided that they agree to maintain the confidentiality of this Agreement.

Employee further represents that he has not disclosed the terms and conditions of this Agreement to anyone other than his attorneys, accountants and spouse.

            9. The making of this Agreement is not intended, and shall not be construed, as an admission that Releasees have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against Employee.

            10. The parties agree that this Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Agreement.

            11. Employee acknowledges that: (a) he has carefully read this
Agreement in its entirety; (b) he has had an opportunity to consider fully the terms of this Agreement; (c) he has been advised by the Company in writing to consult with an attorney of his choosing in connection with this Agreement; (d)
he fully understands the significance of all of the terms and conditions of this
Agreement and he has discussed it with his independent legal counsel, or has had a reasonable opportunity to do so; (e) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein.

            12. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

            13. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court of competent jurisdiction that the release and covenants provided for by paragraph "5" of this Agreement is illegal, void, or unenforceable, Employee agrees to execute a release, waiver and/or covenant that is legal and enforceable. Finally, any breach of the terms of paragraphs "6,"
"7" and/or "8" shall constitute a material breach of this Agreement as to which the Company may seek appropriate relief in a court of competent jurisdiction.

            14. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.

            15. This Agreement constitutes the complete understanding between the parties and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties. No other promises or agreements shall be binding unless in writing and signed after the Agreement
Release and Return Date by the parties to be bound thereby.

Dated:      January 30, 2007              /s/ David Conway
            ----------------              -----------------------------
                                          David Conway

STATE OF NEW YORK       )
                        :ss
COUNTY OF NASSAU        )

            On this 30th day of January, 2007, before me personally came David
Conway to me known and known to me to be the person described in and who executed the Agreement and Release, and he duly acknowledged to me that he executed the same.

                                          /s/ Robert N. Tabor
                                          -----------------------------
                                              Notary Public

WATER CHEF, INC.

By: /s/ Leslie Kessler                    Date: January 31, 2007
    ------------------                          -----------------------
    Leslie Kessler
    President